SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 7, 2011
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725 42-1520346
(State or other jurisdiction	(Commission file number) (I.R.S. Employer
of incorporation)	Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
_______________________

Item 2.02. Results of Operations and Financial Condition

On February 7, 2011, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended December 31, 2010. The text of the announcement is included herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

99 Fourth Quarter 2010 Earnings Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ Terrance J. Lillis
Name: Terrance J. Lillis
Title: Senior Vice President and Chief Financial
Officer
Date: February 8, 2011

EXHIBIT 99
RELEASE:	On receipt February 2011
MEDIA CONTACT: Susan Houser, 515-248-2268, houser.susan@principal.com
INVESTOR CONTACT: John Egan 515-235-9500, egan.john@principal.com

Principal Financial Group, Inc. Announces Full Year
and Fourth Quarter 2010 Results

  Full-year 2010 operating earnings1 of $844.8 million, an increase of 15 percent over 2009; net income available to common stockholders of $666.3 million, an increase of 13 percent over 2009.
  Fourth quarter 2010 operating earnings of $214.1 million, an increase of 5 percent over fourth quarter 2009; net income available to common stockholders of $199.3 million, an increase of 40 percent over fourth quarter 2009.
  Year-end 2010 record assets under management of $318.8 billion, an increase of 12 percent compared to year-end 2009.

(Des Moines, Iowa) – Principal Financial Group, Inc. (NYSE: PFG) today announced results for full-year and fourth quarter 2010. The company reported operating earnings of $844.8 million for the twelve months ended
Dec. 31, 2010, compared to $733.3 million for the twelve months ended Dec. 31, 2009. Operating earnings per diluted share (EPS) were $2.62 for the twelve months ended Dec. 31, 2010, compared to $2.45 for the twelve months ended Dec. 31, 2009. The company reported net income available to common stockholders of $666.3 million, or $2.06 per diluted share for the twelve months ended Dec. 31, 2010, compared to $589.7 million, or
$1.97 per diluted share for the twelve months ended Dec. 31, 2009. Operating revenues for the year 2010 were
$8,041.9 million compared to $7,712.2 million for the same period last year.

The company reported operating earnings of $214.1 million for the three months ended Dec. 31, 2010, compared to $203.9 million for the three months ended Dec. 31, 2009. Operating earnings per diluted share
(EPS) were $0.66 for the three months ended Dec. 31, 2010, compared to $0.63 for the three months ended Dec.
31, 2009. The company reported net income available to common stockholders of $199.3 million, or $0.62 per diluted share for the three months ended Dec. 31, 2010, compared to $141.9 million, or $0.44 per diluted share for the three months ended Dec. 31, 2009. Operating revenues for the fourth quarter 2010 were $2,106.5 million compared to $1,983.6 million for the same period last year.

“The Principal® finished the year strong with all-time record assets under management and an increase in operating earnings. Strong sales in Full Service Accumulation and Principal Funds paired with record net cash flow in Principal International demonstrate the growth we’re seeing across our businesses,”
said Larry D. Zimpleman, chairman, president and chief executive officer of Principal Financial Group, Inc.
“Throughout 2010, we continued to be well-served by our hybrid business model and purposeful diversification. The potential of our long-term strategies will help us capitalize on unprecedented growth opportunities in 2011 and beyond.”

_______________________
[1] Use of non-GAAP financial measures is discussed in this release after Segment Highlights

“As the economic recovery takes hold, we continue to see momentum build in our businesses,” said
Terry Lillis, senior vice president and chief financial officer. “Compared to 2009, we kept operating expenses relatively flat on 14 percent growth in average assets under management, reflecting our ongoing expense discipline and operating leverage. Our investment portfolio performed better than expected in 2010 with improving trends throughout the year, and we remain in a very strong financial position as we move forward.”

Key Highlights
Year End
• Principal International reported record assets under management of $45.8 billion as of Dec. 31, 2010, and record net cash flow of $4.7 billion for the year.
• Record net cash flow in Principal Funds of $1.6 billion for 2010.
• Continued strong operating leverage in Principal Global Investors with 53 percent growth in full-year
2010 operating earnings over full-year 2009 compared to 6 percent growth in average assets under management.
• Strong capital position with an estimated risk based capital ratio of 420 percent at year end and $1.6 billion of excess capital.[2]
Fourth Quarter
• Third highest cumulative sales quarter of the company’s three key U.S. Retirement and Investor Services products in the fourth quarter, with $3.2 billion for Full Service Accumulation, $2.6 billion for Principal
Funds and $306 million for Individual Annuities.
• Book value per share, excluding AOCI[3] increased to a record high of $27.82, up 6 percent over fourth quarter 2009.
• Paid an annual dividend of $0.55 per common share during the quarter, a 10 percent increase over 2009.

Net Income
Year End
Net income available to common stockholders of $666.3 million for the twelve months ended Dec. 31, 2010 reflects net realized capital losses of $194.2 million, which include:
• $148.9 million of losses related to credit gains and losses on sales and permanent impairments of fixed maturity securities, including $114.3 million of losses on commercial mortgage backed securities;
• $72.1 million of gains recognized in the second quarter 2010 from a change in the company’s economic interest in the Brasilprev joint venture;
• $64.4 million of losses and provisions on residential mortgage loans, primarily related to Principal Bank’s home equity portfolio; and
• $34.5 million of losses on commercial mortgage whole loans.
Net income also reflects $48.5 million of one-time after-tax losses during the third quarter 2010 from planned severance and goodwill write-off as a result of the company’s decision to exit the medical insurance business.
Fourth Quarter
Net income available to common stockholders of $199.3 million for the three months ended Dec. 31, 2010 reflects net realized capital losses of $37.3 million, which include:
• $33.5 million of losses related to credit gains and losses on sales and permanent impairments of fixed maturity securities, including $24.6 million of losses on commercial mortgage backed securities;
• $5.9 million of losses on commercial mortgage whole loans;
• $9.7 million of losses on residential mortgage loans; and
• $5.7 million of losses from fixed maturities designated as trading.

_______________________
[2] Excess capital includes cash at the holding company and capital at the life company above that needed to maintain a
350 percent NAIC risk based capital ratio for the life company.
[3] Accumulated Other Comprehensive Income

Segment Highlights
Retirement and Investor Services
Segment operating earnings for fourth quarter 2010 were $151.0 million, compared to $125.3 million for the same period in 2009, as every line of business within the segment saw a double-digit percentage increase.
Full Service Accumulation earnings increased 13 percent from the year ago quarter to $76.0 million, reflecting a
10 percent increase in average account values. Principal Funds earnings increased 24 percent from a year ago to
$10.5 million, primarily due to a 15 percent increase in average account values. Individual Annuities earnings were $33.2 million compared to $24.2 million for fourth quarter 2009. The variance primarily reflects favorable investment performance in the quarter, including higher asset prepayment fee income. The accumulation businesses[4] had record account values of $159.6 billion at year end.
Operating revenues for the fourth quarter 2010 were $1,093.4 million compared to $1,017.1 million for the same period in 2009 primarily due to higher revenues for the accumulation businesses, which improved $51.5 million, or 8 percent from a year ago.
Segment assets under management were $175.0 billion as of Dec. 31, 2010, compared to $159.8 billion as of Dec. 31, 2009, despite a $3.3 billion decrease in Investment Only account values.

Principal Global Investors
Segment operating earnings for fourth quarter 2010 were $19.2 million, compared to $12.7 million in the prior year quarter, primarily due to increased transaction fees and an increase in assets under management.
Operating revenues for fourth quarter were $135.3 million, compared to $120.4 million for the same period in 2009, primarily due to higher management fees and an increase in transaction fees.
Unaffiliated assets under management were $78.8 billion as of Dec. 31, 2010, compared to $73.8 billion as of Dec. 31, 2009.

Principal International
Segment operating earnings were $30.9 million in fourth quarter 2010, compared to $39.5 million in the prior year quarter as the current quarter, reflecting our reduced economic interest in the Brazilian joint venture.
Operating revenues were $210.5 million for fourth quarter 2010, compared to $180.3 million for the same period last year, primarily due to 32 percent growth in assets under management.

________________________
[4] Full Service Accumulation, Principal Funds, Individual Annuities and Bank and Trust Services

Segment assets under management were a record $45.8 billion as of Dec. 31, 2010 (excluding approximately $6.9 billion of assets under management in our asset management joint venture in China, which are not included in reported assets under management), up $11.2 billion over $34.6 billion as of Dec.
31, 2009. This includes a record $4.7 billion of net cash flows over the trailing twelve months, or 14 percent of beginning of period assets under management.

U.S. Insurance Solutions
Segment operating earnings for fourth quarter 2010 were $52.3 million, compared to $56.0 million for the same period in 2009. Specialty Benefits earnings were $30.2 million in fourth quarter 2010, up from
$25.5 million in the same period a year ago, primarily due to favorable claims experience and improved investment performance. Individual Life earnings were $22.1 million in the fourth quarter, compared to $30.5 million in fourth quarter 2009, primarily due to an increase in GAAP net reserves in Individual Life following a periodic long-term interest rate assumption review.
Segment operating revenues for fourth quarter were flat compared to the year ago quarter, with stronger retail insurance sales and continued recovery in employer-sponsored benefit programs in the second half of 2010.

Corporate
Operating losses for fourth quarter 2010 were $39.3 million compared to operating losses of $29.6 million in fourth quarter 2009. The difference reflects a favorable settlement reserve release in the year ago quarter and higher expenses in fourth quarter 2010.

_______________________

Forward looking and cautionary statements
This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate.
Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended Dec. 31, 2009, and in the company’s quarterly report on Form 10-Q for the quarter ended Sept. 30, 2010, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions that may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; a continuation of difficult conditions in the global capital markets and the general economy that may materially adversely affect the company’s business and results of operations; the actions of the U.S. government, Federal Reserve and other governmental and regulatory bodies for purposes of stabilizing the financial markets might not achieve the intended effect; the risk from acquiring new businesses, which could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition; impairment of other financial institutions that could adversely affect the company; investment risks which may diminish the value of the company’s invested assets and the investment returns credited to customers, which could reduce sales, revenues, assets under management and net income;
requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect company liquidity and expose the company to counterparty credit risk; changes in laws, regulations or accounting standards that may reduce company profitability; fluctuations in foreign currency exchange rates that could reduce company profitability; Principal Financial Group, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and regulatory restrictions on the ability of subsidiaries to pay such dividends; competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives;
international business risks; a pandemic, terrorist attack or other catastrophic event; and default of the company’s re-insurers.

Use of Non-GAAP Financial Measures
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for
U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts
U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

Earnings Conference Call
On Tuesday, Feb. 8, 2011 at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Larry
Zimpleman and Senior Vice President and Chief Financial Officer Terry Lillis will lead a discussion of results, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

• Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
• Via telephone by dialing 800-374-1609 (U.S. and Canadian callers) or 706-643-7701 (International callers) approximately 10 minutes prior to the start of the call. The access code is 34798317.

Replay of the earnings call via telephone is available by dialing 800-642-1687 (U.S. and Canadian callers) or 706-645-9291 (International callers). The access code is 34798317. This replay will be available approximately two hours after the completion of the live earnings call through the end of day
Feb. 15, 2011.
Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at:
www.principal.com/investor.

The company's financial supplement and additional investment portfolio detail for fourth quarter 2010 is currently available at www.principal.com/investor, and may be referred to during the call.

About the Principal Financial Group
The Principal Financial Group® (The Principal ® )[5] is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, insurance, and banking through its diverse family of financial services companies. A member of the
Fortune 500, the Principal Financial Group has $318.8 billion in assets under management[6] and serves some
19.1 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United
States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol
PFG. For more information, visit www.principal.com.

###

_______________________
[5] “The Principal Financial Group” and “The Principal” are registered service marks of Principal Financial Services,
Inc., a member of the Principal Financial Group.
6 As of Dec. 31, 2010

Summary of Segment and Principal Financial Group, Inc. Results

Segment	Operating Earnings (Loss)* in millions			
	Three Months Ended,		Twelve Months Ended,	
	12/31/10	12/31/09	12/31/10	12/31/09
Retirement and Investor Services	$ 151.0	$ 125.3	$ 584.4	$ 510.4
Principal Global Investors	19.2	12.7	58.5	38.2
Principal International	30.9	39.5	136.9	118.9
U.S. Insurance Solutions	52.3	56.0	193.7	204.1
Corporate	(39.3)	(29.6)	(128.7)	(138.3)
Operating Earnings	**$ 214.1**	**$ 203.9**	**$ 844.8**	**$ 733.3**
Net realized capital losses, as adjusted	(37.3)	(58.8)	(194.2)	(213.4)
Other after-tax adjustments	22.5	(3.2)	15.7	69.8
Net income available to common stockholders	**$ 199.3**	**$ 141.9**	**$ 666.3**	**$ 589.7**

	Per Diluted Share			
	Three Months Ended,		Twelve Months Ended,	
	12/31/10	12/31/09	12/31/10	12/31/09
Operating Earnings	**$ 0.66**	**$ 0.63**	**$ 2.62**	**$ 2.45**
Net realized capital losses, as adjusted	(0.11)	(0.18)	(0.61)	(0.72)
Other after-tax adjustments	0.07	(0.01)	0.05	0.24
Net income available to common stockholders	**$ 0.62**	**$ 0.44**	**$ 2.06**	**$ 1.97**
Weighted-average diluted common shares outstanding	**324.0**	**321.9**	**323.0**	**298.9**

*Operating earnings versus U.S. GAAP (GAAP) net income available to common stockholders
Management uses operating earnings, which excludes the effect of net realized capital gains and losses, as adjusted, and other after-
tax adjustments, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Page 10

Principal Financial Group, Inc.
Results of Operations
(in millions)

	Three Months Ended, 12/31/10	Three Months Ended, 12/31/09	Twelve Months Ended, 12/31/10	Twelve Months Ended, 12/31/09
Premiums and other considerations	$ 627.0	$ 576.1	$ 2,281.0	$ 2,270.1
Fees and other revenues	582.4	532.8	2,191.2	1,995.4
Net investment income	897.1	874.7	3,569.7	3,446.7
Total operating revenues	2,106.5	1,983.6	8,041.9	7,712.2
Benefits, claims and settlement expenses	1,135.4	1,074.7	4,329.9	4,182.0
Dividends to policyholders	55.2	53.9	219.9	242.2
Commissions	143.5	132.4	559.8	521.8
Capitalization of DPAC	(128.8)	(121.4)	(496.3)	(482.4)
Amortization of DPAC	56.3	65.7	199.0	223.7
Depreciation and amortization	20.8	23.4	72.3	94.5
Interest expense on corporate debt	30.5	29.5	120.1	114.8
Compensation and other	506.5	462.7	1,919.2	1,852.8
Total expenses	1,819.4	1,720.9	6,923.9	6,749.4
Operating earnings before tax, noncontrolling interest and preferred stock dividends	287.1	262.7	1,118.0	962.8
Less:				
Income tax	61.7	48.9	233.9	192.1
Operating earnings attributable to noncontrolling interest	3.0	1.6	6.3	4.4
Preferred stock dividends	8.3	8.3	33.0	33.0
Operating earnings	$ 214.1	$ 203.9	$ 844.8	$ 733.3
Net realized capital losses, as adjusted	(37.3)	(58.8)	(194.2)	(213.4)
Other after-tax adjustments	22.5	(3.2)	15.7	69.8
Net income available to common stockholders	$ 199.3	$ 141.9	$ 666.3	$ 589.7

Selected Balance Sheet Statistics

	Period Ended, 12/31/10	Period Ended, 12/31/09	Period Ended, 12/31/08
Total assets (in billions)	$ 145.6	$ 137.8	$ 128.2
Total common equity (in millions)	$ 9,185.8	$ 7,351.5	$ 1,930.8
Total common equity excluding accumulated other comprehensive income (in millions)	$ 8,913.4	$ 8,393.5	$ 6,842.4
End of period common shares outstanding (in millions)	320.4	319.0	259.3
Book value per common share	$ 28.67	$ 23.05	$ 7.45
Book value per common share excluding accumulated other comprehensive income	$ 27.82	$ 26.31	$ 26.39

Page 11

Principal Financial Group, Inc.
Reconciliation of Non-GAAP Financial Measures to U.S. GAAP
(in millions, except as indicated)

	Three Months Ended,		Twelve Months Ended,	
	12/31/10	12/31/09	12/31/10	12/31/09
Diluted Earnings Per Common Share:				
Operating Earnings	0.66	0.63	2.62	2.45
Net realized capital losses	(0.11)	(0.18)	(0.61)	(0.72)
Other after-tax adjustments	0.07	(0.01)	0.05	0.24
Net income available to common stockholders	0.62	0.44	2.06	1.97
Book Value Per Common Share Excluding Accumulated Other Comprehensive Income:				
Book value per common share excluding accumulated other comprehensive income	27.82	26.31	27.82	26.31
Net unrealized capital gains (losses)	1.35	(2.00)	1.35	(2.00)
Foreign currency translation	0.09	(0.02)	0.09	(0.02)
Net unrecognized postretirement benefit obligations	(0.59)	(1.24)	(0.59)	(1.24)
Book value per common share including accumulated other comprehensive income	28.67	23.05	28.67	23.05
Operating Revenues:				
RIS	1,093.4	1,017.1	4,124.4	4,041.5
PGI	135.3	120.4	481.4	439.4
PI	210.5	180.3	779.9	562.1
USIS	705.0	706.0	2,775.1	2,812.6
Corporate	(37.7)	(40.2)	(118.9)	(143.4)
Total operating revenues	2,106.5	1,983.6	8,041.9	7,712.2
Net realized capital losses and related adjustments	(86.9)	(136.6)	(286.4)	(473.2)
Exited businesses	352.9	385.4	1,403.1	1,610.1
Total GAAP revenues	2,372.5	2,232.4	9,158.6	8,849.1
Operating Earnings:				
RIS	151.0	125.3	584.4	510.4
PGI	19.2	12.7	58.5	38.2
PI	30.9	39.5	136.9	118.9
USIS	52.3	56.0	193.7	204.1
Corporate	(39.3)	(29.6)	(128.7)	(138.3)
Total operating earnings	214.1	203.9	844.8	733.3
Net realized capital losses	(37.3)	(58.8)	(194.2)	(213.4)
Other after-tax adjustments	22.5	(3.2)	15.7	69.8
Net income available to common stockholders	199.3	141.9	666.3	589.7
Net Realized Capital Gains (losses):				
Net realized capital losses, as adjusted	(37.3)	(58.8)	(194.2)	(213.4)
Periodic settlements and accruals on non-hedge derivatives	20.2	21.1	90.0	69.0
Amortization of DPAC and sale inducement costs	(46.1)	(50.1)	25.2	(156.4)
Certain market value adjustments of embedded derivatives	(0.5)	(3.0)	(7.2)	(11.8)
Capital gains distributed	9.8	5.4	12.0	19.8
Tax impacts	(19.7)	(32.6)	(130.8)	(129.5)
Noncontrolling interest capital gains (losses)	7.5	3.1	11.6	18.6
Recognition of front-end fee revenues	6.7	2.3	1.5	4.4
Capital gains (losses) associated with exited medical business	(0.6)	(0.6)	(3.0)	(0.5)
Certain market value adjustments to fee revenues	1.1	-	3.4	1.5
GAAP net realized capital losses	(58.9)	(113.2)	(191.5)	(398.3)
Other After Tax Adjustments:				
Earnings associated with exited businesses	22.5	(3.2)	23.5	69.8
Tax impact of healthcare reform	-	-	(7.8)	-
Total other after-tax adjustments	22.5	(3.2)	15.7	69.8